UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 16, 2011

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13710 FNB Parkway, Suite 300 Omaha, NE	68154-05200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On June 16, 2011, David L. Marshall resigned as a director of the Board of Directors of TC PipeLines GP, Inc. (the “General Partner”), the general partner of TC PipeLines, LP (the “Partnership”).  Mr. Marshall’s resignation is effective as of June 30, 2011, and there were no disagreements between Mr. Marshall and the General Partner or the Partnership regarding any matter or relating to the Partnership’s operations, policies or practices.  At the time of his resignation, Mr. Marshall also served as the chairman of the Audit Committee of the Board of Directors.  The Audit Committee of the Board of Directors, in accordance with its charter, appointed Malyn K. Malquist, a current member of the Board of Directors and a member of the Audit Committee, to serve as chairman of the Audit Committee effective July 1, 2011.

Item 7.01       Regulation FD Disclosure.

On June 17, 2011, the Partnership issued a press release entitled “TC PipeLines, GP Announces Retirement of David Marshall from its Board of Directors” announcing the resignation of Mr. Marshall.  The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01       Financial Statements and Exhibits.

                       (d)           Exhibits.

99.1        Press Release dated June 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Donald J. DeGrandis Donald J. DeGrandis Secretary

Dated:  June 17, 2011